Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

Security Mid Cap Growth Fund
File No. 811-01316
CIK No. 0000088676



EX-99.77Q3

	A	B	C
72DD)	n/a	n/a	n/a
72EE)	n/a	n/a	n/a
73A)	n/a	n/a	n/a
73B)	n/a	n/a	n/a
74U)	2317	176	221
74V)	34.89	26.01	29.99